                                                                     EXHIBIT 4.7


                          FIRST AMENDMENT AND WAIVER

          FIRST AMENDMENT AND WAIVER, dated as of August 26, 1998 (this "Amendment"), to (i) the Credit Agreement, dated as of May 19, 1998 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among Favorite Brands International, Inc., a Delaware corporation (the "Borrower"), Favorite Brands International Holding Corp., a Delaware corporation ("Holdings"), the several banks and other financial institutions parties thereto (the "Lenders"), Bank of America National Trust and Savings Association, as documentation agent for the Lenders (in such capacity, the "Documentation Agent") and as co-syndication agent (in such capacity, a "Co-Syndication Agent"), and The Chase Manhattan Bank, as letter of credit issuing bank, swingline lender, and as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as co-syndication agent (in such capacity, a "Co-Syndication Agent") and (ii) the Guarantee and Collateral Agreement, dated as of May 19, 1998 (the "Guarantee and Collateral Agreement"; together with the Credit Agreement, the "Agreements") by the Borrower, Holdings, Trolli, Inc., a Delaware corporation ("Trolli"), and Sather Trucking Corporation, a Delaware corporation ("Sather"), in favor of the Administrative Agent.


                                 W I T N E S S E T H:


          WHEREAS, the Borrower, Holdings, the Lenders, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement; and

          WHEREAS, the Borrower, Holdings, Trolli, Sather and the Administrative Agent are parties to the Guarantee and Collateral Agreement; and

          WHEREAS, the Borrower has requested that certain provisions of the Agreements be modified in the manner provided for in this Amendment and the Lenders are willing to agree to such modifications upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrower, Holdings, the Lenders, Trolli, Sather, the Documentation Agent and the Administrative Agent hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein.

          2. Amendment to the Guarantee and Collateral Agreement. The first sentence of Section 3 of Exhibit A ("Collection Deposit Account Agreement") to the Guarantee and Collateral Agreement is hereby amended by (i) deleting such sentence in its entirety and (ii) inserting the following language in its place:

          "The Administrative Agent shall have the sole right of withdrawal over the Collection Deposit Account; provided, however, that unless the Administrative Agent shall have notified the Sub-Agent that an Event of Default (as defined in the Credit Agreement) exists and no subsequent notice of waiver or cure has been given by the Administrative Agent to the Sub-Agent, the Administrative Agent authorizes the Borrower to have access to and to make withdrawals (to the extent of any cash balance then available) from and deposits to the Collection Deposit Account."

          3. Waivers by Lenders. (a) The Lenders hereby waive compliance by the Borrower with the requirement of Section 7.1(d) of the Credit Agreement that the Borrower furnish the Administrative Agent with a copy of the budget for each of the four fiscal quarters following the end of the fiscal year ending June 27, 1998 within 60 days after the end of such fiscal year; provided that such copies are furnished by the Borrower to the Administrative Agent by September 30, 1998.

          (b) The Lenders hereby waive compliance by the Borrower with the requirement of Section 5.11 of the Guarantee and Collateral Agreement that the Borrower establish and maintain the Collection Deposit Accounts within 20 days of the Closing Date; provided that such waiver is given subject to the condition that all such Collection Deposit Accounts are established by September 30, 1998. The Lenders hereby agree that zero balance accounts of Holdings and its Subsidiaries shall not be Collection Deposit Accounts or be required to be subject to a Collection Deposit Account Agreement.

          4. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in (i)
Article 6 of the Credit Agreement and (ii) Section 4 of the Guarantee and Collateral Agreement; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment and that each reference to the Guarantee and Collateral Agreement therein shall be deemed to be a reference to the Guarantee and Collateral Agreement after giving effect to this Amendment. The Company represents and warrants that no Default or Event of Default has occurred and is continuing.

          5. Continuing Effect of the Agreements. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Agreements not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders, the Documentation Agent or the Administrative Agent. Except as expressly modified hereby, the provisions of the Agreements are and shall remain in full force and effect.

          6. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

          7. Effectiveness. This Amendment shall be effective upon receipt by the Administrative Agent of counterparts hereof, duly executed and delivered by the Borrower, each other Loan Party for which a signature line is included below, the Majority Lenders and the Majority Revolving Credit Lenders.

          8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              FAVORITE BRANDS INTERNATIONAL, INC.,
                                 the Borrower

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              FAVORITE BRANDS INTERNATIONAL HOLDING CORP.

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              TROLLI, INC.

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              SATHER TRUCKING CORPORATION

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              THE CHASE MANHATTAN BANK,
                                 individually as a Lender,
                                 the Issuing Bank, the
                                 Swingline Lender, Co-Syndication Agent and as Administrative Agent

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION,
                                 as Documentation Agent as Co-Syndication
                              Agent and as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              AT&T COMMERCIAL FINANCE
                              CORPORATION,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              BANKBOSTON N.A., formerly known as
                              BANK OF BOSTON,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              THE BANK OF NOVA SCOTIA,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              BHF-BANK AKTIENGESELLSCHAFT,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              COMMERCIAL LOAN FUNDING TRUST I,
                                 as a Lender
                              By: Lehman Commercial Paper Inc., not in
                                  its individual capacity but solely as
                                  administrative agent

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              CYPRESSTREE SENIOR FLOATING RATE
                              FUND
                              BY: CypressTree Investment Management
                                  Company, Inc.
                                     As Portfolio Manager

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              DEBT STRATEGIES FUND, INC.

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              KZH CYPRESSTREE-1 LLC,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              KZH ING-1 LLC,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              KZH ING-2 LLC,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              KZH IV LLC,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              KZH III LLC,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              LASALLE NATIONAL BANK,
                                 as a Co-Agent

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              PILGRIM AMERICA PRIME RATE TRUST
                              By: PILGRIM AMERICA INVESTMENTS INC.,
                                 as its Investment Manager

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              PRIME INCOME TRUST,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              SENIOR HIGH INCOME PORTFOLIO, INC.

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              VAN KAMPEN AMERICAN CAPITAL PRIME
                              RATE INCOME TRUST,
                                 as a Lender

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              VAN KAMPEN CLO II, LIMITED,
                              By: Van Kampen American Capital Management,
                                  Inc. as collateral manager

                              By:
                                 -------------------------------
                              Name:
                              Title: